                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             WARREN BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

                             WARREN BANCORP, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                              WARREN BANCORP, INC.
                  10 Main Street, Peabody, Massachusetts 01960

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Warren Bancorp, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of Warren Bancorp, Inc. (the "Annual Meeting") will be held at the King's Grant Inn, Route 128, Danvers, Massachusetts, on Wednesday, May 3, 2000, at 10:00 A.M., local time, for the purpose of considering and voting upon the following matters:

     1. Election of four Directors, each to serve for a three-year term until the 2003 Annual Meeting of stockholders;

     2.   Such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 6, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only holders of common stock at the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.



                                        By the order of the Board of Directors


                                        Susan G. Ouellette, Clerk



Peabody, Massachusetts
March 27, 2000



WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

                              WARREN BANCORP, INC.
                  10 Main Street, Peabody, Massachusetts 01960

                                 PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 3, 2000


         This Proxy Statement is furnished to stockholders of Warren Bancorp, Inc. ("Bancorp" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of Bancorp for the Annual Meeting of Stockholders of Bancorp (the "Annual Meeting") on Wednesday, May 3, 2000, and any adjournments thereof.

         Stockholders are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. If the enclosed form of proxy is properly executed and returned to Bancorp in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted FOR the election of the nominees for Directors named below. Distribution of the Proxy Statement and the accompanying proxy materials commenced on or about April 1, 2000.

         The presence of a stockholder at the Annual Meeting will not automatically revoke that stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by filing with the Clerk of Bancorp a written notice of revocation, by delivering to Bancorp a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Warren Bancorp, Inc., Post Office Box 6159, 10 Main Street, Peabody, Massachusetts 01961-6159, attention: Shareholder Relations Department.

         Bancorp's Annual Report to Stockholders for the year ended December 31, 1999, which includes Bancorp's Annual Report to the Securities and Exchange Commission on Form 10-K (without exhibits), is being mailed to stockholders with this Proxy Statement. The Annual Report to Stockholders is not part of the proxy materials. Bancorp will provide without charge to each person receiving a copy of this Proxy Statement a copy of the exhibits to its Annual Report on Form 10-K, upon written request. Request should be directed to Warren Bancorp, Inc., Post Office Box 6159, 10 Main Street, Peabody, Massachusetts 01961-6159, attention: Shareholder Relations Department.

                                VOTING SECURITIES


         The Board of Directors has fixed the close of business on March 6, 2000 as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. On the Record Date there were 7,312,051 shares of Common Stock ("Common Stock") of Bancorp outstanding. As of the Record Date there were approximately 650 holders of record of the Common Stock. All such shares carry voting rights and all stockholders are entitled to cast one vote for each such share held of record at the close of business on the Record Date upon each matter properly brought before the Annual Meeting or any adjournment thereof. Holders of the Common Stock are not entitled to cumulative voting in the election of directors. A majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for transaction of business at the Annual Meeting.

         Shares with respect to which votes have been withheld from any director and shares abstaining from voting, and broker non-votes (i.e., shares represented in the meeting held by brokers on nominees as to which instructions have not been received from the beneficial owners entitled to vote such shares and with respect to which one or more but not all proposals, such brokers or nominees do not have discretionary voting power), will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. Abstentions and broker non-votes will have no effect on the election of directors, since directors are elected by a plurality of shares voting at the Annual Meeting.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


         The table below sets forth, as of March 1, 2000, certain information about persons known to Bancorp to own, directly or beneficially, more than five percent of Bancorp's outstanding Common Stock.


                                                            AMOUNT AND NATURE
NAME AND ADDRESS                                              OF BENEFICIAL      PERCENT
OF BENEFICIAL OWNER                                              OWNERSHIP       OF CLASS
-------------------                                         -----------------    -------

Perkins, Wolf, McDonnell & Company.........................      771,500(1)      10.55%(4)
2300 Main Street, Suite 1000
Kansas City, MO   64108

Dimensional Fund Advisors, Inc.............................      531,100(2)       7.26%(4)
1299 Ocean Avenue
Suite 650
Santa Monica, California  90401

Franklin Mutual Advisers, LLC..............................      405,300(3)       5.54 (4)
777 Mariners Island Boulevard
P.O. Box 7777
San Mateo, California  94404-7777


----------

(1) Based on information contained in Amendment No. 2 to a Schedule 13G filed by them with the Securities and Exchange Commission (the "Commission") on February 9, 2000, Perkins, Wolf, McDonnell & Company is deemed to have voting and investment powers shared with others.

(2) Based on information contained in Amendment No. 8 to a Schedule 13G filed by them with the Commission on February 4, 2000, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 531,100 shares of Warren Bancorp, Inc. common stock as of December 31, 1999, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(3) Based on information contained in a Schedule 13G filed with the Commission on January 13, 2000 by Franklin Mutual Advisers, LLC and certain affiliated persons and entities, reporting beneficial ownership as of December 31, 1999. This Schedule 13G indicates that Franklin Mutual Advisers, LLC, registered under the Investment Company Act of 1940, is the beneficial owner of 405,300 shares of the Common Stock outstanding of Warren Bancorp, Inc. as a result of acting as an investment advisor to several investment companies registered under
         Section 8 of the Investment Company Act of 1940.

(4) Percentages as reported are based on the number of shares issued and outstanding at March 1, 2000.

         The following table shows as of March 1, 2000, the number of shares of Bancorp's Common Stock owned beneficially by each nominee for director, each director, each of the individuals named in the Summary Compensation Table, and by all nominees, directors and executive officers of Bancorp as a group.


                                                                                         PERCENT
                                                                     BENEFICIALLY        OF CLASS
NAME                                                                   OWNED(1)        (IF OVER 1%)
----                                                                 ------------       ----------
Peter V. Bent....................................................       26,200(2)
Stephen J. Connolly, IV..........................................      111,400(3)          1.52%
Francis L. Conway................................................       22,400(4)
Paul J. Curtin...................................................       23,000(5)
Leo C. Donahue...................................................      129,335(6)          1.76%
Robert R. Fanning, Jr............................................       18,600(7)
Arthur E. Holden.................................................       32,400(8)
Stephen R. Howe..................................................       48,200(9)
John C. Jeffers..................................................       17,400(10)
Stephen G. Kasnet................................................      110,477(11)         1.51%
Linda Lerner.....................................................       18,000(12)
Arthur E. McCarthy...............................................       70,600(13)
Arthur J. Pappathanasi...........................................       17,400(14)
Paul M. Peduto...................................................      139,596(15)         1.90%
George W. Phillips...............................................      170,000             2.33%
John R. Putney...................................................      131,052(16)         1.78%
John D. Smidt....................................................       58,168(17)
Mark J. Terry....................................................       21,048(18)
John H. Womack...................................................       16,300(19)
All nominees, directors and
  executive officers as a
  group (19 persons).............................................    1,181,576            15.62%


----------------------

(1) Beneficial ownership of Common Stock has been determined in accordance with Rule 13d-3 under the Securities Act of 1934, as amended (the "1934 Act"). For purposes of this table a person is deemed to be the beneficial owner of Common Stock if that person has or shares voting power or investment power in respect of such Common Stock or has the right to acquire ownership within 60 days after March 1, 2000. Accordingly, the amounts shown on the table do not purport to represent beneficial ownership for any purpose other than compliance with the reporting requirements of the 1934 Act. Further, beneficial ownership as determined in this matter does not necessarily bear on the economic incidents of ownership of Common Stock. Voting power or investment power with respect to shares reflected on the table is not shared with others except as otherwise indicated.

(2) Includes 4,200 shares held in a retirement trust for Mr. Bent. Also includes 10,000 shares held in a residuary trust of which Mr. Bent is a one-third beneficiary. Also includes options presently exercisable or exercisable within 60 days to purchase 8,400 shares under the Warren Bancorp, Inc. 1995 Incentive and Nonqualified Stock Option Plan.

(3) Includes 95,600 shares owned in the name of Connolly Brothers, Inc., of which Mr. Connolly is President and sole stockholder. Also includes options presently exercisable or exercisable within 60 days to purchase 5,800 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(4) Includes 12,000 shares as to which Mr. Conway shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase 11,000 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(5) Includes 6,000 shares held in trust for the pension plan of Mr. Curtin. Also includes options presently exercisable or exercisable within 60 days to purchase 17,000 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans. Mr. Curtin's wife owns an additional 14,513 shares as to which he disclaims beneficial ownership.

(6) Voting and investment power is shared with his wife. Includes options presently exercisable or exercisable within 60 days to purchase 51,680 shares under the Warren Bancorp, Inc. 1986, 1991, 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 5,015 shares beneficially owned by Mr. Donahue under the Bank's 401(k) Savings Plan.

(7) Voting and investment power is shared with his wife. Includes options presently exercisable or exercisable within 60 days to purchase 5,800 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(8) Includes 26,400 shares as to which Mr. Holden shares voting and investment power with his wife. Also, includes options presently exercisable or exercisable within 60 days to purchase 6,000 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(9) Includes options presently exercisable or exercisable within 60 days to purchase 5,800 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans. Mr. Howe is sole beneficiary of a testamentary trust which owns 8,800 shares as to which he disclaims beneficial ownership.

(10) Includes options presently exercisable or exercisable within 60 days to purchase 13,400 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(11) Includes 84,877 shares as to which Mr. Kasnet shares voting rights with his wife. Also includes 22,000 shares held in retirement trust for the benefit of Mr. Kasnet. Also includes options presently exercisable or exercisable within 60 days to purchase 3,600 shares under the Warren Bancorp, Inc. 1995 Incentive and Nonqualified Stock Option Plans. Mr. Kasnet's children own an additional 11,100 shares as to which he disclaims beneficial ownership.

(12) Includes options presently exercisable or exercisable within 60 days to purchase 12,000 shares under the Warren Bancorp, Inc. 1995 Incentive and Nonqualified Stock Option Plan.

(13) Includes options presently exercisable or exercisable within 60 days to purchase 7,600 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans. Mr. McCarthy's wife owns an additional 30,000 shares as to which he disclaims beneficial ownership.

(14) Includes options presently exercisable or exercisable within 60 days to purchase 7,800 shares under the Warren Bancorp, Inc. 1995 Incentive and Nonqualified Stock Option Plan.

(15) Includes 99,360 shares as to which Mr. Peduto shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase 29,920 shares under the Warren Bancorp, Inc. 1986, 1991, 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 5,916 shares beneficially owned by Mr. Peduto under the Bank's 401(k) Savings Plan.

(16) Includes 87,160 shares as to which Mr. Putney shares voting and investment power with his wife. Also includes 6,400 shares held in retirement trust for the benefit of Mr. Putney. Also includes options presently exercisable or exercisable within 60 days to purchase 34,320 shares under the Warren Bancorp, Inc. 1986, 1991, 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 3,172 shares beneficially owned by Mr. Putney under the Bank's 401(k) Savings Plan.

(17) Includes 39,500 shares as to which Mr. Smidt shares voting and investment power with his wife. Also includes 12,868 shares held in retirement trust for the benefit of Mr. Smidt. Also includes options presently exercisable or exercisable within 60 days to purchase 5,800 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans. Mr. Smidt's wife owns an additional 1,000 shares in a retirement trust as to which he disclaims beneficial ownership.

(18) Includes options presently exercisable within 60 days to purchase 19,840 shares under the Warren Bancorp, Inc. 1995 and 1998 Incentive and Nonqualified Stock Option Plans. Also includes 1,208 shares beneficially owned by Mr. Terry under the Bank's 401(k) Savings Plan.

(19) Includes options presently exercisable or exercisable within 60 days to purchase 7,600 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.



                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE


Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's executive officers and directors and persons who own more than 10% of a registered class of Bancorp's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Bancorp with copies of all Section 16(a) reports they file. To Bancorp's knowledge, based solely on review of the copies of such reports furnished to Bancorp and written representations that no other reports were required during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were satisfied except for the following late filings: Mr. Curtin filed one Form 5 reporting the transfer of 14,000 shares owned by Mr. Curtin's wife for which he disclaims beneficial interest to a revocable trust and the reinvestment of dividends into the trust.

                        ELECTION OF A CLASS OF DIRECTORS

         The Board of Directors of Bancorp presently consists of seventeen members and is divided into three classes as nearly equal in number as possible. The term of office of one class of Directors expires each year and their successors are elected at each annual meeting of stockholders for a term of three years and until their successors are duly elected and qualified.

         At the Annual Meeting, four Directors will be elected to serve until the 2003 annual meeting and until their respective successors are duly elected and qualified. The Board of Directors has nominated Stephen J. Connolly, IV, Robert R. Fanning, Jr., Paul M. Peduto and John R. Putney for election as Directors to serve until the 2003 annual meeting. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Messrs. Connolly, Fanning, Peduto, and Putney as Directors. Each of Messrs. Connolly, Fanning, Peduto, and Putney has agreed to stand for election and to serve if elected as a Director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

         The affirmative vote of holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary to elect the nominees as Directors.


INFORMATION REGARDING NOMINEES AND DIRECTORS

         The following table sets forth for each of the four nominees for election as Directors at the Annual Meeting the nominee's name, age as of March 1, 2000, the nominee's principal occupation for at least the past five years and the year in which the nominee was first elected as a Director of Bancorp, based on information furnished by the nominee to Bancorp. Similar information is provided for those Directors whose terms expire at the annual meetings of the stockholders of Bancorp in 2001 and 2002.

                                    NOMINEES
                            (TERMS TO EXPIRE IN 2003)



NAME AND PRINCIPAL OCCUPATION FOR                                                        DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                 AGE        SINCE(1)
------------------------------                                                 ---       --------

Stephen J. Connolly, IV(4)...................................................   50         1989
  President, Connolly Brothers, Inc. (building contractors)
  since prior to 1995.

Robert R. Fanning, Jr.(2)(3)(4)..................   .........................   57         1988
  President and Chief Executive Officer of Northeast
  Health Systems,  Inc. since 1995;  President and
  Chief Executive Officer of Cape Ann and
  Northeast Health Systems,  Inc., prior to 1995 to 1995;
  President and Chief Executive Officer,  Beverly Hospital
  Corporation since prior to 1995; Director, Health Care
  Property Investors since prior to 1995.

Paul M. Peduto...............................................................   50         1988
  Treasurer of Bancorp and Executive Vice President,
  Chief Financial Officer and Treasurer of the
  Bank since prior to 1995.



NAME AND PRINCIPAL OCCUPATION FOR                                                        DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                 AGE        SINCE(1)
------------------------------                                                 ---       --------

John R. Putney...............................................................   56        1997
  President and Chief Executive  Officer of Bancorp
  and the Bank since 1998;  Executive Vice President
  of Bancorp and the Bank, 1997;  Senior Vice President
  for Corporate Banking and Senior Lending Officer of
  the Bank since prior to 1995 to 1997.


                                 OTHER DIRECTORS
                            (TERMS TO EXPIRE IN 2001)



NAME AND PRINCIPAL OCCUPATION FOR                                                        DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                 AGE        SINCE(1)
------------------------------                                                 ---       --------

Francis L. Conway (3)........................................................   59        1978
  President and Treasurer, F.L. Conway & Sons, Inc.
  (funeral home) since prior to 1995.

Arthur E. Holden (2)(4)......................................  ..............   71        1978
  President, Holden Oil., Inc. and Vice President,
  Holden Bottled Gas, Inc. since prior to 1995.

Stephen G. Kasnet (2)(4).................................  ..................   54        1983
  Chairman of the Board of Bancorp and  Bancorp's
  wholly owned subsidiary, Warren Five Cents Savings Bank (the
  "Bank"), since prior to 1995; President, Pioneer Global
  Investments, 1998 to present; President, Pioneer Real Estate
  Advisors, Inc. since 1995 to present; President, Pioneer
  Global Institutional Advisors, 1997 to 1998; President,
  Management Board, Pioneer Polish Real Estate Fund, since
  1997 to present; Executive Vice President, The Pioneer
  Group, 1998 to present; Vice President, Pioneer Group,
  (mutual fund complex, real estate investment management),
  1995 to 1998; Managing Director of First Winthrop
  Corporation and Winthrop Financial Associates (real estate investment and management), since prior to 1995 to 1995;
  Director, Bradley Real Estate Inc.; Trustee and Vice
  President, Pioneer Real Estate Shares; Trustee and Vice
  President, Pioneer Real Estate Shares (Dublin).

Linda Lerner   (3)...........................................................   61        1995
  Retired since 1995.  President of Jilcraft, Inc. (business communications) since prior to 1995.

Arthur J. Pappathanasi   (3).................................................   61        1995
  President of West Lynn Creamery and Richdale Dairy
  Stores, LLC since 1998. President and Chief Executive
  Officer of West Lynn Creamery, Inc. and Richdale Dairy
  Stores, Inc. since prior to 1995 to 1998.

George W. Phillips...........................................................   61        1991
  Retired since 1997; President and Chief Executive
  Officer of Bancorp and the Bank since prior to 1995 to 1997.



NAME AND PRINCIPAL OCCUPATION FOR                                                        DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                 AGE        SINCE(1)
------------------------------                                                 ---       --------

John H. Womack...............................................................   55        1989
  President and Chief Executive Officer, TJM Enterprise, Inc.,
  (formerly JJS Services, Inc.) since 1998; President and Chief
  Executive Officer, JJS Services, Inc. (janitorial services)
  since prior to 1995 to 1998; President, Peabody Paper &
  Industrial Supply since prior to 1995. Mr. Womack was
  President of Classical Foods, Inc. which filed for
  bankruptcy on June 20, 1996.



                                 OTHER DIRECTORS
                            (TERMS TO EXPIRE IN 2002)


NAME AND PRINCIPAL OCCUPATION FOR                                                        DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                 AGE        SINCE(1)
------------------------------                                                 ---       --------


Peter V. Bent(3).............................................................   54        1995
  Owner/Manager of Brown's Yacht Yard since prior to 1995.

Paul J. Curtin   (2).........................................................   55        1976
  Certified public accountant in private practice since prior to 1995.

Stephen R. Howe (3)...............  .........................................   64        1976
  Certified public accountant in private practice since prior to 1995.

Arthur E. McCarthy(2)(4)...........   .......................................   64        1979
  Vice President and Managing Director, Tucker
  Anthony, Inc. (investment advisors) since prior to
  1995; Director, Tucker Anthony, Inc.

John D. Smidt.................................................................  57        1989
  President and Treasurer, John Smidt Co., Inc.
  (contract leather finishing) since prior to 1995.


----------

(1) The year shown indicates the beginning of the period during which each of the above-named persons has continuously served as a Director of Bancorp. When used in this Proxy Statement, the term "Director" shall include Directors of Bancorp who were Directors of the Bank prior to its reorganization into holding company form in 1988 and Trustees of the Bank prior to the Bank's conversion to stock form of organization in 1986.

(2)      Member of the Executive Committee.

(3)      Member of the Finance, Audit and Compliance Committee.

(4)      Member of the Nominating Committee.


         John C. Jeffers, whose term as a Director expires on May 3, 2000, will retire effective the date of the Annual Meeting as a result of having reached the mandatory retirement age as provided by the Corporation's By-laws.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Board of Directors of Bancorp held 10 meetings during 1999. During 1999 each incumbent Director, except Paul J. Curtin and John H. Womack, attended 75 percent or more of the total of all meetings of the Board of Directors and the committees of the Board of Directors on which each served during the period for which he or she served. The standing committees of the Board include: an Executive Committee; a Finance, Audit and Compliance Committee and a Nominating Committee. The Finance, Audit and Compliance Committee, and the Nominating Committee are described below. The Executive Committee of Bancorp, acting jointly with the Executive Committee of the Bank, both of which do not include any employee Directors, is responsible for all compensation matters.

         FINANCE, AUDIT AND COMPLIANCE COMMITTEE. At December 31, 1999, the Finance, Audit and Compliance Committee consisted of Peter V. Bent, Francis L. Conway, Robert R. Fanning, Jr., Stephen R. Howe, Chairman, John C. Jeffers, Linda Lerner, and Arthur J. Pappathanasi. The Finance, Audit and Compliance Committee reviews and approves the adequacy of management reporting and financial and accounting control systems, as well as monitoring compliance with state and federal laws and regulations. The Committee also approves the selection of independent public accountants, reviews audit and compliance examinations and reports, and approves and monitors appropriate action based upon these reports, and reviews and advises with respect to material transactions with Directors or officers. In addition, the Committee reviews and approves matters relating to financial management and the capital markets. Meetings are held as necessary to accomplish the objectives of the Committee, and in 1999 the Committee met twice.

         NOMINATING COMMITTEE. At December 31, 1999, the Nominating Committee consisted of Stephen J. Connolly, IV, Robert R. Fanning, Jr., Arthur E. Holden, Stephen G. Kasnet and Arthur E. McCarthy, Chairman. The Nominating Committee met once during 1999. The Nominating Committee selects nominees for election as Directors; determines committee assignments and recommends for Board approval the policy regarding directors' compensation. Meetings are held as necessary to accomplish the objectives of the Nominating Committee. The Nominating Committee will consider written recommendations from any stockholder of record with respect to nominees for Directors of Bancorp. Such nominations must be delivered to or mailed to and received by Bancorp at its principal executive office no later than March 5, 2001 and no earlier than December 4, 2000 to be considered at the 2001 annual meeting. To submit a nomination, a stockholder should send the nominee's name and the appropriate supporting information required by Bancorp's By-laws to Susan G. Ouellette, Clerk, at Bancorp's principal executive office (see "Stockholder Proposals").

                               EXECUTIVE OFFICERS

         The following table sets forth as of March 1, 2000 the names and ages of all executive officers of Bancorp and its subsidiary, the Bank, the positions and offices held by each of them with Bancorp and the Bank, the period during which he has served as such, and the business experience of each during the previous five years.


                                     POSITIONS HELD AND
                                 BUSINESS EXPERIENCE DURING
     NAME                          THE PREVIOUS FIVE YEARS                  AGE
     ----                        --------------------------                 ---

John R. Putney         President and Chief Executive Officer of             56
                       Bancorp and and the Bank since 1998;
                       Director of Bancorp and the Bank since
                       1997; Executive Vice President of Bancorp
                       and the Bank 1997; Senior Vice President
                       for Corporate Banking and Senior Lending
                       Officer of the Bank since prior to 1995 to
                       1997.

Paul M. Peduto         Treasurer and Director of Bancorp and                50
                       Executive Vice President, Chief Financial
                       Officer, Treasurer and Director of the
                       Bank since prior to 1995.

Leo C. Donahue         Senior Vice President for Personal Banking           50
                       of the Bank since prior to 1995.

Mark J. Terry          Senior Vice President for Corporate                  49
                       Banking and Senior Lending Officer of the
                       Bank since 1998; Senior Vice President,
                       Commercial Real Estate, 1996-1997; Senior
                       Vice President, Commercial Real Estate,
                       Eastern Bank, since prior to 1995 to 1996.



                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Executive Committees (the "Committees") of the Boards of Directors of Bancorp and the Bank, which are comprised of the same individuals, are responsible for compensation policies and decisions. Bancorp does not pay any separate compensation to the Chief Executive Officer or executive officers of Bancorp, all of whom are executive officers of the Bank and receive compensation in such capacities. Neither John R. Putney nor Paul M. Peduto is or was a member of the Executive Committee of Bancorp or the Bank.

         The Committees' policy with regard to executive compensation is as follows: Salaries and perquisites, other than bonuses and option grants, are based in part on the Committees' subjective evaluation of (a) publicly available information concerning salaries and perquisites earned by individuals with comparable responsibilities and positions at other public companies and (b) the performance of Bancorp and the Bank and individual executive officers. The salary and perquisites paid to the Chief Executive Officer in 1999 are specified in a December 1997 employment agreement between the Chief Executive Officer and Bancorp and the Bank. The Committees review the Chief Executive Officer's salary each year, as required by his employment agreement, and increase his salary on the bases described above. See "Executive Compensation (Salary and Bonus Payments, Options Granted and Other) - Employment Agreement - John R. Putney," below. In the case of compensation for executive officers other than the Chief Executive Officer, the Committees rely to a large extent upon the recommendations of the Chief Executive Officer. Because the Committees believe that employment opportunities for executive officers are not necessarily limited to or coextensive with the financial institutions included in the Keefe, Bruyette & Woods New England Bank Index or the Nasdaq Bank Index shown in the performance graph below, its review of compensation information includes companies not included in this industry index.

         Bonuses and option grants to the Chief Executive Officer and other executive officers are intended to provide annual and long-term compensation incentives. Bonuses and option grants are awarded to executive officers other than the Chief Executive Officer based mainly on the financial performance of Bancorp and the Bank and on financial performance compared to targets for the business segment for which each executive is responsible. In the case of the Chief Executive Officer, financial performance is compared to targets for Bancorp and the Bank as a whole. These targets are related mainly to net income, return on stockholders' equity and credit quality. Bonuses were paid after the Committees reviewed the financial performance of the Bank for 1999. Stock option grants are intended to create incentives for the long-term growth and financial success of Bancorp and the Bank and to increase the commonality of interest between management and Bancorp's shareholders and are granted as and when determined appropriate by the Committees. Stock option awards during 1999 reflect the Committees' review of the Bank's financial performance. The level of bonuses and stock options awarded to individuals is not based on any formula; instead, a general determination is made based on the above factors and, in the case of executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.



MEMBERS OF THE EXECUTIVE COMMITTEE(S)

Paul J. Curtin
Robert R. Fanning, Jr.
Arthur E. Holden, Chairman
Stephen G. Kasnet
Arthur E. McCarthy

EXECUTIVE COMPENSATION (SALARY AND BONUS PAYMENTS, OPTIONS GRANTED AND OTHER)

         The following table sets forth the executive compensation paid for services in all capacities to Bancorp, the Bank and its subsidiaries during calendar years 1997, 1998 and 1999 for the Chief Executive Officer and all other executive officers.


                           SUMMARY COMPENSATION TABLE
                                   (1997-1999)


                                                Annual Compensation                        Long Term
                                     -----------------------------------------------      Compensation
    Name and principal position                                       Other annual           Awards          All other
         December 31, 1999           Year    Salary($)    Bonus($)   Compensation($)   Options(# of Shs.)   Compensation ($)
    ---------------------------      ----    ---------    --------   ---------------   ------------------   ------------

John R. Putney*                      1999     190,500      39,000                            15,000          40,399(1)(5)
  President, Chief Executive         1998     182,000      42,000                            15,000          20,813
  Officer and Director of            1997     126,815      32,000                             7,000          21,184
  Warren Bancorp, Inc., and
  Warren Five Cents Savings Bank

Paul M. Peduto                       1999     136,615      17,000                            12,000          21,929(2)(5)
  Treasurer and Director of          1998     132,115      17,000                            11,600          20,457
  Warren Bancorp, Inc.;              1997     133,019      14,000                             5,800          21,889
  Executive Vice President,
  Chief Financial Officer,
  Treasurer and Director of
  Warren Five Cents Savings Bank

Leo C. Donahue                       1999     106,461      10,000                            10,000          16,499(3)(5)
  Senior Vice President for          1998     102,917      12,000                            10,600          11,307
  Personal Banking of                1997     103.617       9,000                             5,300          16,364
  Warren Five Cents Savings Bank

Mark J. Terry                        1999     114,615      27,500                            12,000          22,427(4)(5)
  Senior Vice President for          1998     110,288      27,500                            11,600          12,418
  Corporate Banking of               1997     111,000      37,000                             4,000          19,084
  Warren Five Cents Savings Bank



* Mr. Putney was elected President and CEO of Bancorp and the Bank effective January 1, 1998.

----------

(1) Consists of contribution of $14,899 to Mr. Putney's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $25,500.

(2) Consists of contribution of $13,429to Mr. Peduto's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $8,500.

(3) Consists of contribution of $10,627 to Mr. Donahue's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $5,872.

(4) Consists of contribution of $10,527 to Mr. Terry's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $11,900.

(5) Owns a split-dollar life insurance policy provided by Bancorp. The ownership of the policy is structured so that upon the executive's death, retirement or other termination of employment, Bancorp will be reimbursed for the cumulative premium amounts paid. The result is that over the life of the program there is minimal cost to Bancorp.

         EMPLOYMENT AGREEMENT - JOHN R. PUTNEY. Mr. Putney, who currently serves as President and Chief Executive Officer and a director of Bancorp and the Bank, entered into an employment agreement with Bancorp and the Bank effective January 1, 1998, the date he began serving as President and Chief Executive Officer. The agreement is for an initial two-year term and automatically extends for an additional one-year period on each anniversary. Mr. Putney may terminate the agreement upon 90 days notice to the Bank subject to an obligation not to solicit Bank customers on behalf of businesses engaged in banking or mortgage lending or encourage Bank customers to terminate or adversely modify their business relationship with the Bank. Mr. Putney is currently paid at a rate of $205,000 per year. The agreement provides for base salary adjustments and bonuses each year. Under the agreement the Bank also provides Mr. Putney with the use of an automobile and customary insurance and retirement benefits.

CONSULTING AGREEMENT

         CONSULTING AGREEMENT - GEORGE W. PHILLIPS. Mr. Phillips, who served as President, Chief Executive Officer and director of Bancorp and the Bank from prior to 1995 to 1997 and currently serves as a director of Bancorp, entered into a consulting agreement with Bancorp effective January 1, 1998. For his services Mr. Phillips is paid at a rate of $50,000 per year and has agreed to waive director fees and other benefits during the term of the agreement. The agreement expires May 31, 2000, and may be terminated for any reason by either party with 60 days prior notice.

SEVERANCE ARRANGEMENTS

         EMPLOYMENT AGREEMENT - JOHN R. PUTNEY. The employment agreement between John R. Putney and Bancorp and the Bank provides that upon a "non-hostile change of control" the term of the employment agreement shall automatically convert to a term of three years from the date of the "change of control" and automatically extend for an additional one-year period on each anniversary. "Non-hostile change of control" is defined in the agreement and generally refers to a 25 percent or more change in ownership of the Common Stock of Bancorp which is consented to by a two-thirds vote of the directors of Bancorp.

         SPECIAL TERMINATION AGREEMENTS. Bancorp and the Bank have entered into severance agreements with Leo C. Donahue, Paul M. Peduto, John R. Putney and Mark J. Terry. Each severance agreement provides severance pay benefits to the relevant officer if his employment is terminated under certain circumstances following a "change of control." "Change of control" is defined in each agreement and generally refers to a 25 percent or more change in ownership of the Common Stock of Bancorp or the Bank which, in some cases, is not consented to by the Board of Directors. If there is such a "change of control" at any time during the term of the agreement, and thereafter the officer's employment were terminated either by Bancorp or the Bank other than for "cause" or by the officer following the officer's demotion, the officer's loss of title or office, or a reduction in the officer's annual compensation, the officer would generally be entitled to receive a lump sum cash payment equal to approximately three times his average annual compensation over his five most recent years of employment with Bancorp or the Bank. The agreements terminate upon the earliest of termination of the officer's employment by Bancorp and the Bank for cause, the officer's resignation or termination for any reason prior to a change in control, or resignation after a change in control except for reasons just described.

         STOCK OPTION AGREEMENTS. Stock option agreements with Leo C. Donahue, Paul M. Peduto, John R. Putney and Mark J. Terry provide that currently exercisable stock options shall immediately vest in full and become exercisable upon a "change of control," as defined in such stock option agreements.

STOCK OPTIONS

         The following tables show, as to the executive officers named in the Summary Compensation Table, information regarding options granted during 1999 and option values at December 31, 1999.


                              OPTION GRANTS IN 1999

                                         Individual Grants
                      ------------------------------------------------------------     Potential realizable value
                                       Percent of                                        at assumed annual rates
                                          Total                                           of stock appreciation
                        Options      options granted   Exercise or                         for option term (1)
                        granted       to employees      base price      Expiration      --------------------------
    Name              (# of Shs.)        in 1999          ($/Sh)           date          5%($)             10%($)
    ----              -----------    ---------------   -----------      ----------      -------           --------

John R. Putney          15,000            10.95%          $8.00          6/16/09        $75,468           $191,244
Paul M. Peduto          12,000             8.76%          $8.00          6/16/09        $60,374           $152,995
Leo C. Donahue          10,000             7.30%          $8.00          6/16/09        $50,312           $127,496
Mark J. Terry           12,000             8.76%          $8.00          6/16/09        $60,374           $152,995


(1) The potential gain is calculated from the closing price of Common Stock on the date of grants to executive officers. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings depend entirely on the future performance of the Common Stock and overall market conditions.


                    AGGREGATED OPTIONS EXERCISED IN 1999 AND
                    THE YEAR-END VALUE OF UNEXERCISED OPTIONS

                                                            Number of               Value of unexercised
                                                        Unexercised options         in-the-money options
                           Shares                       at year-end 1999(#)        at year end 1999($)(1)
                         acquired on                    -------------------        ---------------------
                          exercise         Value            Exercisable/                Exercisable/
     Name                (# of Shs.)    realized($)        Unexercisable               Unexercisable
     ----                -----------    -----------     -------------------        ---------------------

John R. Putney               -0-            -0-            34,320/28,720               $40,235/$2,783
Paul M. Peduto               -0-            -0-            29,920/23,320               $36,773/$2,783
Leo C. Donahue               -0-            -0-            51,680/20,720              $117,143/$2,783
Mark J. Terry                -0-            -0-            19,840/21,760                    0/0


(1) The value of unexercised options is calculated using the difference between the option exercise price and the closing price of the common Stock reported by the Nasdaq National Market on December 31, 1999 ($7.500 per share), multiplied by the number of shares that are subject to the options.

RETIREMENT BENEFITS

         EXECUTIVE SUPPLEMENTAL RETIREMENT ARRANGEMENT. An Executive Supplemental Retirement Arrangement between George W. Phillips and Bancorp and the Bank provides that Mr. Phillips is entitled to receive annual pension benefits of $62,400 beginning January 1, 1998.

DIRECTORS' COMPENSATION

         Directors of Bancorp receive $350 for each Board meeting that they attend. Members of the Board committees and committee chairmen receive $300 for each meeting that they attend.

         Directors of the Bank receive $350 for each Board meeting they attend. Committee members and committee chairmen receive $300 for each committee meeting they attend. In addition, each Director receives an annual fee of $3,000.

         Stephen G. Kasnet, who is Chairman of the Board of Bancorp and the Bank, in addition to receiving compensation for Board and committee meeting attendance, also receives an annual fee of $12,500.

         Employees of Bancorp or the Bank who are also Directors of Bancorp or the Bank do not receive directoral fees.

         Each Director receives stock options for 3,000 shares of Bancorp Common Stock per year under the 1995 Incentive and Nonqualified Stock Option Plan, exercisable at the fair market value of Bancorp's Common Stock on the date of grant. In addition, any new directors will receive a one-time grant of stock options for 6,000 shares of Bancorp Common Stock.

         George W. Phillips, who is a director of Bancorp, has agreed to waive director fees and receipt of options. (See Consulting Agreement - George W. Phillips, above).

         Copies of the aforementioned agreements, plans and documents discussed under "Executive Compensation" are available for inspection at Bancorp's office, 10 Main Street, Peabody, Massachusetts 01960.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG WARREN BANCORP. INC., THE TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKETS (U.S. COMPANIES), THE KEEFE, BRUYETTE AND WOODS TOTAL RETURN INDEX FOR NEW ENGLAND BANKS AND THE TOTAL RETURN INDEX FOR NASDAQ BANKS.



                             [PERFORMANCE GRAPH]




            WARREN BANCORP, INC.       WARREN          NASDAQ         KB&W(1)       NASDAQ(1)
               PRICE PLUS           BANCORP, INC.  U.S. COMPANIES   NEW ENGLAND       BANK
           CUMULATIVE DIVIDENDS      (INDEXED)         INDEX        BANK INDEX       INDEX
           ---------------------    -------------  --------------   -----------     ---------

12/31/94         $ 4.000               100.00          100.00         100.00         100.00
12/31/95           5,802               145.06          137.70         156.08         147.36
12/31/96           8.066               201.65          169.62         215.58         186.77
12/31/97          12.955               323.89          226.33         370.62         303.15
12/31/98          10.840               271.00          292.05         342.49         268.49
12/31/99           9.669               241.72          354.04         303.96         248.60




----------

(1) Keefe, Bruyette & Woods, Inc. (KB&W) is an investment banking firm specializing in banks and bank stock. Included in its published index are total returns for 18 New England banks which were chosen by Keefe, Bruyette & Woods for their range of asset size, market capitalization and geographical dispersion. This is the last year for which KB&W will maintain this index. The Corporation will use in its place the Nasdaq Bank Index, which is a broad-based index of domestic and foreign common stocks of banks that are traded on the Nasdaq National Market as well as the SmallCap Market.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         The Bank makes and has made loans to certain of its officers and Directors and their associates. All of such loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Management believes that such loans did not involve more than the normal risk of collectibility or present other unfavorable features.

         Certain loans or other extensions of credit to principal officers and Directors must be approved by the Bank's Loan Committee and the Board of Directors, and reported annually to the Massachusetts Commissioner of Banks. In addition, the Bank is subject to regulations of the Federal Deposit Insurance Corporation which (i) require that such loans to principal officers be made on the same rates, terms and conditions as loans to unaffiliated persons, and (ii) impose reporting requirements, approval procedures and limits on the amounts of such loans. As a matter of policy, the Bank also makes certain loans to other employees.

                         INDEPENDENT PUBLIC ACCOUNTANTS


         The firm of Arthur Andersen LLP has served as Bancorp's independent public accountants since 1997. Representatives of Arthur Andersen LLP have accepted an invitation to attend the Annual Meeting. They will have an opportunity to make a statement should they so desire and will be available to respond to appropriate questions.

                                  OTHER MATTERS

         The cost of soliciting proxies will be paid by Bancorp. In addition to solicitation by mail, officers and employees of the Bank, who will receive no compensation for their services other than their salaries, may solicit proxies by telephone, telegraph or personal interview. Brokerage houses, nominees, fiduciaries and other custodians are requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their expenses.

         It is not anticipated that matters other than those set forth in the Notice of Annual Meeting and described in this Proxy Statement will be brought before the Annual Meeting, but if any such matters are properly presented, the persons named in the proxy will vote in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by Bancorp on or before November 30, 2000 in order to be considered for inclusion in Bancorp's proxy statement. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in Bancorp's proxy statement and form of proxy and should be directed to: Clerk, Warren Bancorp, Inc., 10 Main Street, Peabody, MA 01960.

         A stockholder who wishes to present a proposal at the next annual meeting of stockholders, other than a proposal to be considered for inclusion in Bancorp's proxy statement described above, must deliver the proposal to Bancorp at the address above. Bancorp must receive the proposal not earlier than December 4, 2000 and not later than March 5, 2001. The proposal must also comply with the other requirements contained in Bancorp's By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.



                                        By order of the Board of Directors



                                        Susan G. Ouellette, Clerk


March 27, 2000


                                                        REVOCABLE PROXY                                             WITH-   FOR ALL
[x] PLEASE MARK VOTES                                  WARREN BANCORP, INC.                                  FOR    HOLD     EXCEPT
    AS IN THIS EXAMPLE                                                                                       [ ]     [ ]      [ ]

    ANNUAL MEETING OF STOCKHOLDERS                                           PROPOSAL #1:
               MAY 3, 2000
                                                                             To elect four Directors to hold
    The undersigned hereby constitutes and appoints Stephen G. Kasnet,       office until the 2003 Annual
John R. Putney and Paul M. Peduto, and each of them, as Proxies of the       Meeting of Stockholders and
undersigned, with full power of substitution, and authorizes each of         until their successors are duly
them to represent and to vote all shares of Common Stock of Warren           elected and qualified.
Bancorp, Inc. (the "Company"), held by the undersigned at its close
of business on March 6, 2000, at the Annual Meeting of Stockholders             STEPHEN J. CONNOLLY, IV        PAUL M. PEDUTO
to be held on Wednesday, May 3, 2000, at 10:00 a.m., at the King's              ROBERT R. FANNING, Jr.         JOHN R. PUTNEY
Grant Inn, Route 128, Danvers, Massachusetts, or at any adjournments
or postponements thereof.                                                    INSTRUCTION: TO WITHHOLD ANTHORITY TO VOTE FOR ANY
                                                                             INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE
                                                                             THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

                                                                             ----------------------------------------------------

                                                                                When properly executed, this proxy will be voted in
                                                                             the manner directed herein by the undersigned
                                                                             stockholder(s). If no direction is given, this proxy
                                                                             will be voted FOR Proposal 1 and the Proxies are each
                                                                             authorized in their discretion to vote upon such other
                                                                             business as may properly come before the meeting or
                                                                             any adjournments or postponements thereof. A
                                                                             stockholder wishing to vote in accordance with the
                                                                             Board of Directors' recommendations need only sign
                                                                             and date this proxy and return it in the postage-paid
                                                                             envelope provided.

    Please be sure to sign and date            ------------------------
     this Proxy in the box below.              Date
-----------------------------------------------------------------------

---- Stockholder sign here -------- Co-holder (if any) sign above -----


                             DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                                                       WARREN BANCORP. INC.
-----------------------------------------------------------------------------------------------------------------------------------
                                                        PLEASE ACT PROMPTLY
                                              SIGN, DATE & MAIL YOUR PROXY CARD TODAY
-----------------------------------------------------------------------------------------------------------------------------------